Exhibit 99.1

HARRY & DAVID APPOINTS KAY HONG CHIEF RESTRUCTURING OFFICER AND INTERIM CEO

Steven Heyer to Continue to Serve as Chairman

MEDFORD, Oregon, February 18, 2011 – Harry & David Holdings, Inc., today announced that Kay Hong, a managing director at global professional services firm Alvarez & Marsal, has been appointed Chief Restructuring Officer. Ms. Hong will also serve as interim Chief Executive Officer, succeeding Steven J. Heyer, who will remain Chairman. She will be based in Medford, Oregon, and will work closely with Harry & David’s Board of Directors on the Company’s ongoing refinancing efforts and the next stage of its restructuring to strengthen its financial position and improve operations.

For over a decade, Ms. Hong has helped numerous companies improve their operational performance and successfully navigate turnarounds and restructuring situations. Through a wide range of financial and operational engagements, she has been involved in all aspects of the reorganization process, advised on debt restructurings and served in interim management and financial advisory roles for both public and privately held companies. While at Alvarez & Marsal, Ms. Hong has worked with a number of multi-channel retail companies including Spiegel, Inc., London Fog Group, Movie Gallery, Inc., and Eddie Bauer Holdings, Inc., among others.

“Kay’s vast experience and proven track record with traditional, direct and multichannel retailers make her the right person to lead Harry & David through the restructuring process,” said Heyer, Harry & David’s Chairman. “Kay’s financial and operational expertise will complement the strengths of the existing management team and benefit the Company greatly as we finalize our restructuring plan and take steps to strengthen our financial position and improve operations. I look forward to working with Kay going forward on revenue-generating opportunities and long-term strategy for the brand.”

Alvarez & Marsal has been retained to assist with Harry & David’s restructuring process. As the Company announced previously, based on its current working capital and anticipated working capital requirements, it will not be able to finance continuing operations, including servicing its payment obligations under its senior notes, without securing new capital and restructuring its obligations. The Company is holding discussions with its revolving credit lenders, bondholders, other creditors and owners in an effort to recapitalize.

About Harry & David Holdings, Inc.

Harry & David Holdings, Inc., headquartered in Medford, Oregon, is a multi-channel specialty retailer and producer of branded premium gift-quality fruit and gourmet food products and gifts marketed under the Harry & David®, Wolferman’s® and Cushman’s® brands. You can shop our products online at www.harryanddavid.com, www.wolfermans.com, and www.honeybell.com, or visit one of our 122 stores across the country.

Forward-Looking Statements

Certain of the statements in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These statements relate to future events or future financial performance and involve known and unknown risks and other factors that may cause the Company’s actual results of operations, levels of activity or achievement to be materially different from those expressed or implied by any forward-looking statements. These risks and uncertainties include, but are not limited to, risks relating to the Company’s results of operations and capital resources and recapitalization efforts; the risks resulting from the unavailability of the Company’s revolving credit facility, including that the lenders thereunder may terminate it or decline to amend it or waive the non-compliance; market demand for the Company’s products; production capabilities; relationships with suppliers and customers; implementation of the Company’s business and marketing strategies; fluctuations in energy and other costs and the availability of a seasonal workforce. These forward-looking statements can be identified by terminology such as “expect,” “intend,” “believe,” “estimate” or the negative of those terms or other comparable terminology. These statements are present expectations. Actual events or results may differ materially. The Company undertakes no obligation to update or revise any forward-looking statement, except as required by law. All of the forward-looking statements are expressly qualified by the risk factors discussed in the Company’s filings with the SEC.

Contacts:

Stephanie Pillersdorf/Cassandra Bujarski

Sard Verbinnen & Co

(212) 687-8080